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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC AUDITORS


As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of Intrepid Technology & Resources, Inc., dated August 31, 2001, included in this report on Form 10-KSB, as filed with the Securities and Exchange Commission.

Scott Beggs & Company, Inc.
Kellogg, Idaho 83837